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                                                                   EXHIBIT 10.34


                                   UNOVA, INC.

                            1999 STOCK INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT

     This Restricted Stock Agreement ("Agreement") is made this 2nd day of August, 1999, between UNOVA, Inc., a Delaware corporation (the "Company"), and Larry D. Brady (the "Grantee").

     WHEREAS, the UNOVA, Inc. 1999 Stock Incentive Plan (the "1999 Plan") was adopted by the Board of Directors of the Company on March 11, 1999, and was approved by the shareholders of the Company on May 7, 1999; and

     WHEREAS, as an inducement to the Grantee to accept employment with the Company in the capacity of President and Chief Operating Officer, and to increase the Grantee's proprietary interest in the business of the Company through stock ownership, the Company desires to award the Grantee shares of Restricted Stock (as that term is defined in the 1999 Plan) in accordance with the terms and conditions of this Agreement;

     NOW THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and the Grantee hereby agree as follows:

     1. The Company hereby grants the Grantee, as a matter of separate inducement and Agreement, and not in lieu of salary or other compensation for services, an Award in the form of Restricted Stock comprising 109,585 shares of the Common Stock, par value $.01 per share, of the Company on the terms and conditions hereinafter set forth, such number of shares to be subject to adjustment as provided in Section 3 of the 1999 Plan.

     2. The 1999 Plan, a copy of which is attached hereto, is incorporated herein by reference and is made part of this Agreement as if fully set forth herein. Capitalized terms used in this Agreement which are not defined herein shall have the meaning assigned to such terms in the 1999 Plan, it being understood that the term "Restricted Stock" shall mean and refer only to those shares of Restricted Stock granted pursuant to this Agreement. This Agreement is subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions of the 1999 Plan as the same exist at the time this Agreement became effective. The 1999 Plan shall control in the event there is any expressed conflict between the 1999 Plan and the terms hereof and with respect to such matters as are not expressly covered in this Agreement. Subsequent amendments to the 1999 Plan shall not adversely affect the Grantee's rights under this Agreement without the Grantee's written consent, except such an amendment made to cause the 1999 Plan to qualify for the exemption provided by Rule 16b-3.


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     3. The Restricted Stock awarded under this Agreement shall be evidenced by a stock certificate or certificates registered in the name of the Grantee bearing a legend in the following form:

        The transferability of the shares of stock represented by this certificate is subject to the terms and conditions (including forfeiture) of the UNOVA, Inc. 1999 Stock Incentive Plan and a Restricted Stock Agreement entered into between the Company and the Grantee dated August 2, 1999. Copies of such Plan and Agreement are on file at the principal executive offices of UNOVA, Inc.

     4. The stock certificate or certificates representing such Restricted Stock shall be retained in the custody of the Secretary of the Company until the restrictions on the shares represented by any such certificate or certificates shall have lapsed. Simultaneously with the execution and delivery of this Agreement by the parties, the Grantee shall execute and deliver to the Company a stock power relating to each certificate representing Restricted Stock, endorsed in blank, substantially in the form of Exhibit A to this Agreement.

     5. Subject to the provisions of Section 7 of this Agreement, there shall be a Restriction Period beginning on the date of this Agreement with respect to the shares of Restricted Stock awarded hereunder. With respect to 36,528 of such shares, the Restriction Period shall expire on the third anniversary of the date of this Agreement; with respect to 36,528 of such shares, the Restriction Period shall expire on the fourth anniversary of the date of this Agreement; and with respect to 36,529 of such shares, the Restriction Period shall terminate on the fifth anniversary of the date of this Agreement. Except as otherwise provided in this Agreement, in the event of the Grantee's Termination of Employment during the Restriction Period, all shares still subject to restriction on the date of Grantee's Termination of Employment shall be forfeited by the Grantee.

     6. Until the earlier of (i) the expiration of the Restriction Period with respect to any of the shares granted hereunder or (ii) the vesting of such shares in accordance with the provisions of this Agreement or the 1999 Plan, the Grantee shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber shares of Restricted Stock; provided that the foregoing shall not prevent the Grantee from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for stock options granted to the Grantee under the 1999 Plan or any successor plan of the Company.

     7. Notwithstanding any other provision of this Agreement, all shares of Restricted Stock granted hereunder still subject to restriction shall become fully vested and transferable and become free of all restrictions and deferral limitations to the full extent of the original grant upon the occurrence of any of the following events:

     (a) the Termination of Employment of the Grantee by reason of the Grantee's death;

     (b) the Termination of Employment of the Grantee by reason of the Grantee's Disability;


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     (c)  the occurrence of a Change in Control as defined in Section 8(b) of the 1999 Plan; or

     (d) the Termination of Employment of the Grantee as a result of a Special Severance.

     For purposes of this Agreement, a Special Severance of the Grantee shall mean the Grantee's Termination of Employment under the following circumstances:
(i) the Grantee shall have served as President and Chief Operating Officer of the Company continuously from the date hereof until the first anniversary of the date of this Agreement; (ii) within the period of 30 days following the first anniversary of the date of this Agreement the Grantee (if not therefore elected, appointed, or otherwise designated Chief Executive Officer of the Company) shall fail to be elected, appointed, or otherwise designated Chief Executive Officer of the Company; and (iii) within the period of 30 days from and after the 30-day period specified in clause (ii), either the Company or the Grantee shall have given the other party written notice of such party's intention that the employment of the Grantee by the Company shall terminate.

     Notwithstanding the foregoing, a Special Severance of the Grantee will not be deemed to have occurred if, at any time prior to the date which is 30 days following the first anniversary of this Agreement, the Grantee's employment shall have been terminated for Cause. For purposes of this Agreement, "Cause" shall mean:

     (i) the willful and continued failure of the Grantee to perform substantially the Grantee's duties with the Company or one of its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Grantee by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Grantee has not substantially performed the Grantee's duties, or

     (ii) the willful engaging by the Grantee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

     For purposes of this provision, no act or failure to act, on the part of the Grantee, shall be considered "willful" unless it is done, or omitted to be done, by the Grantee in bad faith or without reasonable belief that the Grantee's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Grantee in good faith and in the best interests of the Company. The cessation of employment of the Grantee shall not be deemed to be for Cause unless and until there shall have been delivered to the Grantee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Grantee and the Grantee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Grantee is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.


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     In the case of the Termination of Employment of the Grantee as a result of a Special Severance but not in the case of the occurrence of the events specified in clauses (a), (b), and (c) above, the Company may, in lieu of issuing unlegended shares for the Restricted Stock which has vested, pay to the Grantee cash in the amount of the Fair Market Value of such Restricted Stock on the date on which it vests, which shall be the Grantee's final day as a full-time employee of the Company.

     In the case of a Special Severance effected by action of the Company, it shall be a condition of the vesting of Restricted Stock that the Grantee have executed and delivered to the Company a waiver in form and substance satisfactory to the Company of all claims against the Company or any subsidiary or Affiliate which the Grantee may have as a result of the termination of the Grantee's employment by the Company.

     8. If and when the Restriction Period expires as to any shares of Restricted Stock awarded hereunder without a prior forfeiture of the Restricted Stock, or if and when Restricted Stock vests pursuant to the provisions of
Section 7 hereof, unlegended certificates or other evidence of ownership of such shares shall be delivered to the Grantee and the legended certificates which previously represented such shares shall be delivered to the Company's Transfer Agent for cancellation.

     9. Except as otherwise provided in this Agreement or the 1999 Plan, the Grantee shall have all rights of a stockholder with respect to the shares of Restricted Stock awarded hereunder, including the right to vote such shares and the right to receive any cash dividends which may be declared on the Company's Common Stock. Dividends payable in Common Stock shall be paid in the form of additional shares of Restricted Stock and shall be held subject to the same Restriction Period and vesting provisions applicable to the shares of Restricted Stock on which such dividends were paid.

     10. No later than the date as of which an amount first becomes includable in the gross income of the Grantee for federal income tax purposes with respect to any Restricted Stock granted by this Agreement, the Grantee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld by the Company with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including shares of the Restricted Stock that gives rise to the withholding requirement. The obligations of the Company under the 1999 Plan shall be conditional on such payment or arrangements, and the Company, and its subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

     11. The grant of Restricted Stock to the Grantee in any year shall give the Grantee neither any right to similar grants in future years nor any right to be retained in the employ of the Company or its subsidiaries or Affiliates, such employment being terminable to the same extent as if the 1999 Plan and this Agreement were not in effect. The right and power of the Company, its subsidiaries and Affiliates to dismiss or discharge the Grantee is specifically and unqualifiedly unimpaired by this Agreement.

     12. Each notice relating to this Agreement shall be in writing and delivered in person or by mail to the Company at its office, 21900 Burbank Boulevard, Woodland


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Hills, California 91367-7418, to the attention of the Company's Secretary or at such other address as the Company may specify in writing to the Grantee by a notice delivered in accordance with this paragraph. All notices to the Grantee shall be delivered to the Grantee at the Grantee's address specified below or at such other address as the Grantee may specify in writing to the Secretary of the Company by a notice delivered in accordance with this paragraph.

     13. This Agreement, including the provisions of the 1999 Plan incorporated by reference herein, comprises the whole Agreement between the parties hereto with respect to the subject matter hereof, and shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflicts of law. The Committee may amend the terms of this Agreement at any time, prospectively or retroactively, but no such amendment shall impair the rights of the Grantee without the Grantee's written consent, except such an amendment made to cause this Agreement and the Restricted Stock granted hereby to qualify for the exemption provided by Rule 16b-3. This Agreement shall become effective when it has been executed by the Company and the Grantee.

     14. This Agreement shall inure to the benefit of and be binding upon each successor of the Company and, to the extent specifically provided herein and in the 1999 Plan, shall inure to the benefit of and shall be binding upon the Grantee's heirs, legal representatives, and successors.

     IN WITNESS WHEREOF, this Agreement is executed by the Grantee and by the Company through its duly authorized officer or officers as of the day and year first above written.


                                   UNOVA, INC.


                                   By
                                     --------------------------------

                                   GRANTEE:


                                   ----------------------------------
                                   Signature

                                   ----------------------------------
                                   Address

                                   ----------------------------------

                                   ----------------------------------
                                   Social Security Number


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                                                                       EXHIBIT A


                                   STOCK POWER



FOR VALUE RECEIVED the undersigned does hereby sell, assign, and transfer unto ______________________, in accordance with that certain Restricted Stock Agreement (the "Agreement") dated as of the date hereof, between the undersigned and UNOVA, Inc., ______ shares of UNOVA, Inc. Common Stock awarded to the undersigned under the Agreement and the UNOVA, Inc. 1999 Stock Incentive Plan subject to the restrictions of the Agreement and does hereby irrevocably constitute and appoint the Secretary of UNOVA, Inc. as Attorney to transfer the said stock on the books of UNOVA, Inc., with full power of substitution in the premises.


DATED:  August 2, 1999



                                                   -----------------------------
                                                   Larry D. Brady


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